UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2009 (January 2, 2009)

JER Investors Trust Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32564	75-3152779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Tysons Boulevard, Suite 1600, McLean, VA	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code

(703) 714-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

                 JER Investors Trust, Inc. (the "Company") has filed with the SEC a prospectus supplement to Registration Statement No. 333-150610 relating to shares of its common stock that may be issued in payment of the Company's fourth quarter dividend.  The dividend, payable to stockholders of record at the close of business on December 30, 2008, is expected to be paid on Jan 29, 2009.  The dividend is payable in cash or shares of common stock, at the election of each stockholder, subject to certain limitations.  In connection therewith, the Company is filing as Exhibit 8.1 to this report, the opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters

23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JER Investors Trust Inc.
(Registrant)

Date: January 2, 2009	By:	/s/ J. Michael McGillis
	Name:	J. Michael McGillis
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)